Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in Registration Statement No. 333-257277 on Form S-3 and Registration Statement No. 333-191081 on Form S-8 of our reports dated February 23, 2022, relating to the financial statements of Diversified Healthcare Trust and the effectiveness of Diversified Healthcare Trust's internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.
/s/ Deloitte & Touche LLP
Boston, Massachusetts
February 23, 2022